Exhibit 15.1
Telvent GIT, S.A.
Audit Committee Charter
Organization
     Pursuant to Article 24 of the Articles of Association of Telvent GIT, S.A. (the “Company”) which was approved by the shareholders of the Company at a general meeting held on April 15, 2004, the Audit Committee (the “Committee”) is a committee of the Board of Directors (“Board”) of the Company.
     The Committee shall have at least three members, one of whom shall act as chairman (the “Chair”) of the Committee. Members of the Committee, including the Chair, shall meet the independence, experience and other requirements established by the Securities and Exchange Commission (“SEC”) and the National Association of Securities Dealers (“NASD”), including, without limitation, NASD’s Audit Committee Policy. In this regard, each member of the Committee must be able to read and understand fundamental financial statements and the Committee shall endeavor to have at least one member who meets the SEC’s definition of “audit committee financial expert” and at least one member who has accounting or related financial management expertise.
     The Board shall appoint the members of the Committee on the proposal of the Nominating and Compensation Committee. The Board shall appoint the Chair of the Committee. If a Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.
     The Secretary of the Audit Committee will be the Secretary of the Board who will be in charge of taking the minutes.
     The Committee shall meet as frequently as its members deem appropriate to carry out its responsibilities, and shall meet at least four times per annum. A majority of the Committee’s members shall be required for a quorum. The Committee shall maintain minutes of each meeting and shall report on matters considered at Committee meetings to the Board at the next regular Board meeting.
Purpose
     The purposes of the Committee are, to the extent permitted by Spanish law, to oversee the accounting and financing reporting process of the Company, including: (i) the quality and integrity of the Company’s financial information provided by the Company to any governmental or regulatory body (including, without limitation, the Mercantile Registry of Madrid and the SEC), the public or other users thereof; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Company’s relationship with the independent external auditors and the independent external auditor’s qualifications and independence; (iv) the performance of (A) the Company’s internal auditing function and (B) the independent external auditor; (v) the performance of the Company’s risk management function; (vi) the annual independent audit of the Company’s financial statements; and (vii) the approval of the procedure used by the management of the Company for the identification of related-party transactions.
     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, personnel of the Company and shall have the authority to engage independent outside counsel, auditors or other advisers as it determines necessary to carry out its duties as determined by the Committee.
     The Committee shall review and assess the adequacy of this Charter on an annual basis, and, if appropriate, shall recommend changes to the Board for approval. The Committee shall submit this Charter, and any amendments thereto, to the Board for approval and cause this Charter to be published in accordance with applicable regulations including, but not limited to, those of the SEC.
     The Committee’s role is one of oversight. It is the responsibility of the Company’s management to plan and conduct audits and to prepare consolidated financial statements. Therefore, each member of the Committee, in exercising his or her business judgment, shall be entitled to rely on the integrity of those person and organizations within and outside of the Company from whom he or she receives information, and on the accuracy of the financial and other information provided to the Committee by such person and organizations. The Committee does not provide any expert or other special assurance as to the Company’s financial statements or any expert or professional certification as to the work of the Company’s independent external auditor.
Duties
     The duties and powers of the Committee are as follows:
     A. Financial Statements and Disclosure Matters Function
1. The Committee shall review and discuss with management and the independent external auditor the Company’s annual consolidated audited and quarterly financial statements, if any, including the related disclosures contained in the Company’s Annual Report on Form 20-F and any interim or current reports on Form 6-K. After review of the annual audited consolidated financial statements and the reports and discussions required by Sections A.7 and B.5 below, the Committee shall determine whether to recommend to the Board that such financial statements be included in the Company’s Form 20-F.
2. The Committee shall be advised of (i) the execution by the Chief Executive Officer and Chief Financial Officer and/or persons performing similar functions to this last one of the certifications required to accompany the filing of the Form 20-F, and (ii) any other information required to be disclosed to it in connection with the filing of such certifications.
3. The Committee shall discuss and review with management and the independent external auditor any significant financial reporting issues and judgments made in connection with the preparation of the Company’s consolidated financial statements (including any written analysis with respect thereto), including any significant changes in the selection or application of accounting principles by the Company, any major issues as to the adequacy and clarity of the Company’s disclosure procedures and internal controls and any special steps adopted in light of material control deficiencies.
4. The Committee shall review any interim reports from the Company’s independent external auditors relating to the following matters, and discuss the same with the independent external auditors and the Company’s management, as the Committee deems appropriate:
(a) all critical accounting policies and practices to be used.
(b) all alternative treatments of financial information within the applicable generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment recommended by the independent external auditor.
(c) other material written communications between the independent external auditor and management, such as any management letter or schedule of unadjusted differences.
5. The Committee shall discuss with management the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, and financial information and earnings guidance provided to analysts and rating agencies.
6. The Committee shall discuss with management and the independent external auditor:
(a) the effect of regulatory and accounting changes as well as off-balance sheet structures and special purpose entities on the Company’s financial statements;
(b) the nature of any material correcting adjustments identified by the external auditor;
(c) significant unusual transactions; and
(d) the substance of any significant litigation, contingencies or claim that had or may have a significant impact on financial statements.

7. The Committee shall discuss with the independent external auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.
8. Review and approve all “related-party transactions,” as defined by the SEC.
     B. Oversight of the Company’s Relationship with the Independent Auditor Function
1. Subject to shareholder approval of the independent external auditor in accordance with Spanish law, the Committee shall have the sole authority to appoint, retain or replace the independent external auditor.
     The Committee shall be directly responsible for the compensation and oversight of the work of the independent external auditor (including resolution of disagreements between management and the independent external auditor regarding financial reporting for the purposes of preparing or issuing an audit report or related work).
     The independent external auditor shall report directly to the Committee.
2. The Committee shall review and approve in advance the annual plan and scope of work of the independent external auditor, including staffing of the audit, and shall (i) review with the independent external auditor any audit-related concerns and management’s response and (ii) confirm that any examination is performed in accordance with the relevant accounting standards.
3. The Committee shall pre-approve all auditing services and all permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent external auditors, to the extent required by law. The Committee may delegate to one or more Committee members the authority to grant pre-approvals for audit and permitted non-audit services to be performed for the Company by the independent external auditor, provided that decisions of such members to grant pre-approvals shall be presented to the full Committee at its next regularly scheduled meeting.
     For those audit services conducted by the statutory auditor included within the range of permitted services, the Committee’s previous approval of the fees would not be necessary as long as the services do not exceed 20,000 Euros.
4. The Committee shall review and evaluate the experience, qualifications and performance of the senior members of the independent external auditor team on an annual basis. As part of such evaluation, the Committee shall review with the lead audit partner whether any of the audit team members receive any discretionary compensation from the audit firm with respect to procurement or performance of any services, other than audit, review or attest services, by the independent external auditor.
5. The Committee shall obtain and review a report from the independent external auditor at least annually addressing (i) the independent external auditor’s internal control procedures, (ii) any material issues raised by the most recent internal control review or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, (iii) any steps taken to deal with any such issues, and (iv) all relationships between the independent external auditor and the Company, consistent with Independence Standards Board Standard 1 (in order to assess if the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, taking into account the opinions of management and the internal auditors.) The Committee shall discuss the report with the independent external auditor and may take, or recommend that the Board take, action to oversee the independence of the independent external auditor.
6. The Committee shall ensure the rotation of members of the audit engagement team, as required by law, including, without limitations, the rules and regulations established by the SEC and NASD, and will require that the independent external auditor provide a plan for the orderly transition of audit engagement team members. The Committee shall also consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent external auditing firm on a regular basis.

7. The Committee shall establish and oversee the Company’s policies for the adequacy and the scope of the hiring by the Company of employees or former employees of the independent external auditor who participated in any capacity in the audit of the Company.
     C. Oversight of the Company’s Internal Audit Function
1. The Committee shall review with the Chief Audit Officer the annual internal audit plan and will monitor the work performed.
2. The Committee shall review, as appropriate, the results of internal audits and shall discuss related significant internal control matters with the Company’s Chief Audit Officer and with the Company’s management, including significant reports to management prepared by the Chief Audit Officer and management’s responses.
3. The Committee shall review the adequacy of the Company’s internal controls with the Chief Audit Officer and the independent external auditor.
4. The Committee will approve the functional independence of its Chief Audit Officer.
5. The Committee will approve the designation, evaluation of results, compensation and dismissal of its Chief Audit Officer. Likewise, the Committee will revise the adequacy of the resources to support the internal audit´s functions, and if required, will recommend whichever changes are necessary.
     The Committee shall meet separately, on a periodic basis, with members of senior management, internal audit and the independent external auditors.
     D. Oversight of the Company’s Risk Management Function
1. The Committee shall oversee the Company’s risk management function and shall discuss with management the major financial, legal and reputation risk exposures of the Company and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.
     E. Oversight of the Company’s Compliance Function
1. The Committee shall monitor the Company’s compliance function, including compliance with the Company’s policies and the Company’s code of ethics, and shall review with the Company’s counsel and Chief Audit Officer the adequacy and effectiveness of the Company’s procedures to ensure compliance with legal and regulatory requirements.
2. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.
3. The Committee shall discuss with management, the Company’s counsel and the independent external auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.
4. The Committee shall discuss with the Company’s counsel legal matters that may have a material impact on the financial statements or the Company’s compliance policies, including any knowledge of fraud or breach of fiduciary duties.
Access to Management; Retention of Outside Advisers
     A. Access to Management
1. The Committee shall have full, free and unrestricted access to the Company’s senior management and employees, and to the Company’s internal and independent external auditors.

     B. Access to Outside Advisers
1. The Committee has the authority to retain legal counsel, consultants or other outside advisers, with respect to any issue or to assist it in fulfilling its responsibilities, without consulting or obtaining the approval of any officer of the Company.
2. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent external auditor and to any advisers retained by the Committee as well as payment of ordinary administrative expenses of the Committee.
Annual Evaluation
     The Committee shall perform an annual review and evaluation of its performance, including a review of its compliance with this Charter. The Committee shall conduct such evaluation and review in such manner as it deems appropriate and report the results of the evaluation to the entire Board.
Delegation
     In addition to the delegation of duties and responsibilities specifically set forth in this Charter, the Committee, in its discretion, may delegate all or a portion of its duties and responsibilities to one or more members of the Committee, provided that any action taken by such member(s) shall be presented to the full Committee at its next regularly scheduled meeting and provided that any such member(s) must conduct their business in accordance with this Charter.